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                                                Filed Pursuant to Rule 424(b)(3)
                                                File No. 333-4877

                                AMF GROUP INC.

                        SUPPLEMENT NO. 6 TO PROSPECTUS
                  DATED AUGUST 12, 1996, AS SUPPLEMENTED BY
                  SUPPLEMENT NO. 1 DATED SEPTEMBER 9, 1996,
                  SUPPLEMENT NO. 2 DATED SEPTEMBER 9, 1996,
                  SUPPLEMENT NO. 3 DATED SEPTEMBER 10, 1996,
                SUPPLEMENT NO. 4 DATED SEPTEMBER 11, 1996, AND
                  SUPPLEMENT NO. 5 DATED SEPTEMBER 27, 1996

            The date of this Supplement No. 6 is October 10, 1996

     On October 10, 1996, AMF Group Inc. issued the attached press release.
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                                PRESS RELEASE

                                                                      [AMF LOGO]

8100 AMF Drive                             Contact:      Stephen E. Hare
Richmond, VA 23111                                       Chief Financial Officer
                                                         (804) 730-4401


FOR IMMEDIATE RELEASE
October 10, 1996



         AMF Completes Acquisition of Bowling Corporation of America



Richmond, Virginia, October 10, 1996 - - AMF Bowling Centers, Inc., a wholly-owned subsidiary of AMF Group Inc., announced that it has completed the acquisition of the Bowling Corporation of America chain of 50 bowling centers from Charan Industries, Inc. of Garden City, New York for approximately $100 million. With the acquisition of Bowling Corporation of America, AMF Bowling Centers now operates 338 bowling centers worldwide, including 260 in the U.S.



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AMF Group Inc., headquartered in Richmond, Virginia, is the largest owner and operator of bowling centers in the world and one of the world's leading manufacturers and marketers of bowling products.